AMENDMENT NO. 1, dated as of March 2002 (this "Amendment"), to the Management Consulting Agreement, dated November 14, 2000 (the "Management Consulting Agreement"), between RESOLUTION PERFORMANCE PRODUCTS LLC, a Delaware corporation (the "Company"), and APOLLO MANAGEMENT IV, L.P., a Delaware limited partnership ("Apollo").

WHEREAS, the Company continues to desire to avail itself of Apollo's expertise pursuant to the Management Consulting Agreement with respect to Apollo's rendering certain management consulting and advisory services related to the business and affairs of the Company and its respective subsidiaries and affiliates and the review and analysis of certain financial and other transactions;

WHEREAS, Apollo and the Company agree that it is in their respective best interests to enter into this Amendment whereby, for the consideration specified herein, Apollo will continue to provide such services as an independent consultant to the Company.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Company and Apollo agree as follows:

    Amendment to Management Consulting Agreement.
      Section 4 of the Management Consulting Agreement is hereby amended in its entirety to read as follows:

      "As consideration for Apollo's agreement to render the services set forth in Section 3(a) of this Agreement and as compensation for any such services rendered by Apollo, the Company agrees to pay to Apollo an annual fee of $750,000.00, payable in equal quarterly installments of $187,500.00 each on the first day of each fiscal quarter (or, if such date is not a business day, on the next business day thereafter). In addition, the Company agrees to pay Apollo an advisory fee of $1,050,000.00 (i) immediately prior to the consummation of a Realization Event (as defined in the 2000 Stock Option Plan of Resolution Performance Products Inc., the Company's corporate parent ("RPP Inc.")) or (ii) at such time as Apollo and its Affiliates ceases to own in the aggregate at least 50% of the outstanding shares of common stock of RPP Inc. calculated on a fully diluted basis.

      As consideration for services rendered and Apollo's agreement to render services as set forth in Section 3(b), the Company agrees to pay to Apollo a fee of $5,000,000.00, which shall be earned upon consummation of the transactions contemplated by the MSA.

      Upon presentation by Apollo to the Company of such documentation as may be reasonably requested by the Company, the Company shall reimburse Apollo for all out-of-pocket expenses, including, without limitation, legal fees and expenses, and other disbursements incurred by Apollo, its Affiliates or any of its Affiliates' directors, officers, employees or agents in the performance of Apollo's obligations hereunder, whether incurred on or prior to the date hereof, including, without limitation, out-of-pocket expenses incurred in connection with the transactions contemplated by the MSA and each of the documents referred to therein.

      Nothing in this Agreement shall have the effect of prohibiting Apollo or any of its Affiliates from receiving from the Company or any of its subsidiaries or Affiliates any other fees, including any fee payable pursuant to Section 6.

      Reference is made to the Credit Agreement to be entered into at or prior to the consummation of the transactions contemplated by the MSA (as amended, restated, modified or supplemented and in effect from time to time, the "Credit Agreement"), among the Company, RPP Inc., RPP Capital Corporation, Resolution Nederland B.V., Salomon Smith Barney Inc., Morgan Guaranty Trust Company of New York, and Morgan Stanley Senior Funding, Inc. Any portion of the fees payable to Apollo under this Agreement which the Company is prohibited from paying to Apollo under the Credit Agreement, shall be deferred, shall accrue and shall be payable at the earliest time permitted under the Credit Agreement or upon the payment in full of all obligations under the Credit Agreement. The Company shall notify Apollo if the Company shall be unable to pay any fees pursuant to the Credit Agreement on each date on which the Company would otherwise make a payment of fees under this Agreement to Apollo."

      Effectiveness. This Amendment shall become effective as of January 1, 2002 (the "Effective Date").
    No Other Amendments. Except as expressly set forth herein, the Management Consulting Agreement remains in full force and effect in accordance with its terms and nothing contained herein shall be deemed to be a waiver, amendment, modification or other change of any term, condition or provision of the Management Consulting Agreement.
    References to the Management Consulting Agreement. From and after the Effective Date, all references in the Management Consulting Agreement and any other documents to the Management Consulting Agreement shall be deemed to be references to the Management Consulting Agreement after giving effect to this Amendment.
    Headings. The headings used herein are for convenience of reference only and shall not affect the construction of, nor shall they be taken into consideration in interpreting, this Amendment.
    Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Facsimile counterpart signatures to this Amendment shall be acceptable and binding.
    Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

RESOLUTION PERFORMANCE

PRODUCTS LLC

By: /s/ Marvin O. Schlanger

Name: Marvin O. Schlanger

Title: Chairman

APOLLO MANAGEMENT IV, L.P.

By: /s/ Josh Harris

Name: Josh Harris

Title: Vice President